Exhibit 99.1

PRESS RELEASE

FOR IMMEDIATE RELEASE

20-05

Contacts:	Derrick Jensen, CFO	Media - Lynn Hancock
	Kip Rupp, CFA - Investors	Ward
	Quanta Services, Inc.	713-818-6719
713-629-7600

QUANTA SERVICES REPORTS FIRST QUARTER 2020 RESULTS

Record First Quarter Electric Power Infrastructure Revenues

First Quarter GAAP Diluted EPS of $0.26 and Adjusted Diluted EPS of $0.47

Total Backlog of $14.7 Billion

First Quarter Cash Flow from Operations of $227.5 million

Total Liquidity of $1.7 Billion at March 31, 2020

Adjusts 2020 Outlook to Reflect Estimated Impact of COVID-19 and Other Factors on Operations

HOUSTON – May 7, 2020 - Quanta Services, Inc. (NYSE: PWR) today announced results for the three months ended March 31, 2020. Revenues in the first quarter of 2020 were $2.76 billion compared to revenues of $2.81 billion in the first quarter of 2019, and net income attributable to common stock was $38.7 million, or $0.26 per diluted share, in the first quarter of 2020, compared to net income attributable to common stock of $120.5 million, or $0.82 per diluted share, in the first quarter of 2019. Adjusted diluted earnings per share attributable to common stock (a non-GAAP measure) was $0.47 for the first quarter of 2020 compared to $0.96 for the first quarter of 2019. Both diluted and adjusted diluted earnings per share attributable to common stock for the three months ended March 31, 2019 include $60.3 million ($43.9 million after-tax), or $0.30 per diluted share, of earnings related to the recognition of previously deferred earnings on an electric transmission project in Canada.

“Quanta is operating in unprecedented health and economic conditions, and we remain focused on the health and safety of our employees, while continuing to deliver critical infrastructure services to our customers. Quanta generated solid results in the first quarter that put us on track to meet our pre-COVID-19 pandemic full-year outlook. We ended the quarter with near record backlog and a strong balance sheet, which we believe demonstrates the sustainability of our business and favorable positioning going forward,” said Duke Austin, President and Chief Executive Officer of Quanta Services. “We estimate that 80% to 90% of our revenues are derived from utility, communications and certain pipeline and industrial infrastructure services that we believe will

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continue to be resilient, even in the current challenging environment, and we expect to achieve record backlog during the year. We anticipate the second quarter to be our most challenging of the year due to short-term disruptions; however, we are collaborating with our customers and preparing our resources with the expectation that operating conditions will normalize throughout the year.

“Quanta was built for times like these, and we are confident in the resiliency and sustainability of our business model. We believe the successful execution of our key objectives over the past several years, coupled with significant financial liquidity, have positioned us well, and provide us the strength and flexibility to not only navigate through times of uncertainty, but come out the other side better positioned. Quanta’s people are the heart of our company, and they are critical to our success going forward. I again want to recognize and thank them for their hard work and dedication during this challenging time. As a critical infrastructure services company, their efforts are especially needed - perhaps now more than ever.”

As communicated in Quanta’s fourth quarter 2019 earnings release and conference call, the company is pursuing the orderly exit of its Latin American (LATAM) operations. Quanta’s LATAM operations generated operating losses of $16.3 million, or $0.11 per diluted share, in the first quarter of 2020, of which, approximately $6.0 million, or $0.04 per diluted share, was greater than anticipated. The greater than anticipated operating income losses were primarily associated with early termination and close out costs of projects in the region, cost adjustments on remaining obligations of certain work and disruptions caused by the COVID-19 pandemic. Further, Quanta does not receive beneficial tax treatment for these losses. Quanta continues to make progress on its pursuit of an orderly exit of these operations, including the potential sale of certain of its operations.

Certain items that impacted the first quarter of 2020 results are reflected as adjustments in the calculation of Quanta’s adjusted diluted earnings per share attributable to common stock and are further described in the non-GAAP reconciliation of adjusted diluted earnings per share attributable to common stock to GAAP diluted earnings per share attributable to common stock in the accompanying table. Quanta completed two acquisitions during the first three months of 2020 and seven acquisitions during the full year 2019. Therefore, Quanta’s results include the results of the acquired businesses from their respective acquisition dates. For further information on the items that impacted comparability of 2020 and 2019, see the footnotes to the Supplemental Segment Data table and the non-GAAP reconciliations of adjusted EBITDA and adjusted diluted earnings per share attributable to common stock in the accompanying tables.

QUANTA’S RESPONSE TO AND EFFECT OF THE COVID-19 PANDEMIC

Quanta has taken proactive measures to protect the health and safety of its employees. In February, the company implemented its pandemic plan, which includes a focus on prevention, preparedness and response. We have operated based on the guidelines

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set forth by the Centers for Disease Control and Prevention and the Occupational Safety and Health Administration and are monitoring conditions on a real-time basis. We have also implemented initiatives in response to the pandemic such as specialized training, social distancing, additional protective equipment for our employees in the field, and additional sanitizing measures for offices, vehicles and equipment. We have canceled non-essential business travel, applied work from home policies where appropriate and developed other human resource related guidance to help employees stay safe and healthy. As of March 31, 2020, Quanta had approximately 39,500 employees and to date has not experienced any meaningful health impact on availability of our workforce or key personnel as a result of the COVID-19 pandemic.

Additionally, Quanta implemented its business continuity plan and has been collaborating with customers to minimize potential service disruptions and to proactively anticipate how COVID-19 may impact the company’s operations. Further, Quanta’s pandemic plan has been made available to our customers and vendors as an additional resource. Although there are no immediate threats to resources needed to continue serving customers, Quanta is in constant communication with its workforce, suppliers and partners and continues to monitor developments that may affect our operations.

In the latter part of the first quarter and continuing into the second quarter, shelter-in-place restrictions in some of our service areas created disruptions to portions of our operations. Even though our services are critical infrastructure and deemed essential, certain major metropolitan markets that have been meaningfully impacted by COVID-19 such as Detroit, New York and Seattle shut down work. The pandemic has also compounded challenges that the broader energy market is experiencing, which is affecting portions of our Pipeline and Industrial Infrastructure Services segment. Quanta is also experiencing some minor permitting delays due to the COVID-19 pandemic, but is not experiencing and does not expect to experience significant supply chain disruptions or workforce availability issues. As a result of these dynamics, we expect our second quarter results to be meaningfully impacted, and have reduced our expectations for the second half of the year. However, state and local governments are beginning to ease restrictions, and we are planning with our customers for the disruptions to our work to moderate.

The ultimate impact of the COVID-19 pandemic on Quanta’s operational and financial performance will depend on future developments, including the duration and severity of the pandemic and actions taken by domestic and international governments in response to the pandemic, all of which are uncertain and cannot be predicted. We continue to actively monitor the current environment for risks related to the pandemic in order to prepare and respond accordingly.

STRONG LIQUIDITY AND FAVORABLE CASH FLOW CHARACTERISTICS

Quanta has a strong balance sheet and liquidity position, including significant availability under its senior revolving credit facility. At March 31, 2020, Quanta had total liquidity of $1.7 billion, including $377.2 million of cash. The company generated cash flow

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from operations of $227.5 million in the first quarter of 2020 and $526.6 million for the full year 2019. We believe Quanta’s operational strengths and diversity, coupled with the countercyclical nature of our cash flow generation and the incremental cost and capital expenditures management measures we have taken, position us well to continue to operate successfully and profitably and to opportunistically but prudently deploy capital.

COST AND CAPITAL EXPENDITURES MANAGEMENT

Quanta has taken proactive measures to manage costs given the uncertain macroeconomic environment, including, among other things, the suspension of hiring and raises at various operations, discretionary spending and non-essential travel and deferrals of non-essential capital expenditures. We have also taken tough but necessary actions to manage labor costs at operations that are facing challenges and uncertainty in the current environment. Though we believe Quanta’s business will remain resilient and flexible, and we continue to see opportunity for profitable growth going forward, we believe these actions are prudent given the current circumstances.

CAPITAL DEPLOYMENT PRIORITIES

Quanta continues to employ a balanced approach to capital allocation, which includes supporting our commitment to investments that facilitate long-term growth and sustainability, as well as prudently returning capital to stockholders. Quanta’s financial strength positioned the company to repurchase approximately six million shares of its common stock during the first quarter of 2020 for $200 million, leaving $86.8 million of availability remaining under its $500 million stock repurchase plan. The company also declared a dividend of $0.05 per share during the first quarter of 2020 and expects to continue paying quarterly dividends, subject to approval by Quanta’s board of directors.

OUTLOOK

The long-term outlook for Quanta’s business is positive. However, weather, regulatory, permitting, project timing, execution challenges and other factors have impacted the company’s historical results, and may impact Quanta’s future financial results. More recently, the COVID-19 pandemic has significantly impacted certain of Quanta’s operations and various markets where Quanta operates, which has created additional uncertainty. Therefore, Quanta’s financial outlook for revenues, margins and earnings reflects management’s effort to align these uncertainties with the backlog the company is executing on and the opportunities expected to materialize during the remainder of 2020. Management believes continuing to provide expectations commentary to the investment community in times of uncertainty has value and will discuss its outlook in detail on its earnings conference call this morning. However, given the circumstances, Quanta’s outlook commentary should be considered directional and is subject to numerous market and other conditions that are beyond the company’s control and represent management’s current assessment of potential financial results.

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Prior to the company’s conference call, management will post a summary of updated 2020 guidance expectations with additional commentary in the “Financial Info” area of the Investor Relations section of Quanta’s website at http://investors.quantaservices.com.

The following forward-looking statements are based on current expectations, and actual results may differ materially. Quanta estimates that 80% to 90% of its forecasted full year 2020 revenue will be derived from utility, communications and certain pipeline and industrial infrastructure services that the company believes are resilient. However, due primarily to the effects and uncertainty of the COVID-19 pandemic and its exacerbating effect on the broader energy market, certain portions of Quanta’s Pipeline and Industrial Infrastructure Services segment are challenged, particularly in the second quarter of 2020. Quanta estimates at least 70% of the change in the company’s full-year 2020 expectations as compared to its prior expectations can be attributed to COVID-19 related disruptions, with the remaining 30% largely associated with the residual effects that low oil prices have on our pipeline and industrial customers’ capital budgets, and to a lesser extent, the increased losses attributable to Quanta’s LATAM operations. As a result, Quanta has adjusted its full-year financial expectations and now expects revenues to range between $11.4 billion and $11.8 billion, net income attributable to common stock to range between $325 million and $370 million, diluted earnings per share attributable to common stock to range between $2.25 and $2.57 and adjusted diluted earnings per share attributable to common stock (a non-GAAP measure) to range between $3.04 and $3.36. EBITDA (a non-GAAP measure) is expected to range between $780 million and $845 million and adjusted EBITDA (a non-GAAP measure) is expected to range between $860 million and $925 million. Quanta’s outlook for 2020 includes the expected results of its LATAM operations. As referenced above, the company has completed a strategic review and has concluded it will pursue the orderly exit of these operations. The company is considering various options to that end and, absent delays caused by the COVID-19 pandemic, believes a significant portion of the process could be achieved in 2020. Quanta believes this course of action is prudent and will result in improved profitability and optimization of the company’s operational portfolio. In 2020, Quanta’s LATAM operations are expected to generate revenues of $20 million to $40 million, an operating loss of $25 million to $30 million and diluted loss per share of $0.17 to $0.21. Quanta is maintaining its full year free cash flow (a non-GAAP measure) expectations of between $400 million and $600 million. These expectations assume, among other things, that the metropolitan markets in which we operate and that have experienced work stoppages due to the COVID-19 pandemic have resumed normal work activities early in the third quarter of 2020 and for the remainder of the year.

The following shows Quanta’s estimated full-year 2020 segment revenues depicted by type of services relative to management’s estimate of the resiliency of those services in the current environment. Gas Distribution, Maintenance and Integrity, Larger Pipeline Projects and Other P&I Infrastructure Services are services included within Quanta’s Pipeline and Industrial Infrastructure Services

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segment. Quanta is providing this information for additional perspective on the company’s business and expectations for 2020 and management will provide further commentary regarding this information on this morning’s earnings call. Due to similarities and potential overlap in the allocation of certain types of work across these categories, in some cases management has applied judgment in these estimates.

Please see the accompanying tables for reconciliations of estimated adjusted diluted earnings per share attributable to common stock to estimated GAAP diluted earnings per share attributable to common stock for full-year 2020, estimated EBITDA and estimated adjusted EBITDA to estimated GAAP net income attributable to common stock for full-year 2020 and estimated free cash flow to estimated net cash provided by operating activities for full-year 2020.

NON-GAAP FINANCIAL MEASURES

The non-GAAP measures in this press release are provided to enable investors, analysts and management to evaluate Quanta’s performance excluding the effects of certain items that management believes impact the comparability of operating results between reporting periods. In addition, management believes these measures are useful in comparing Quanta’s operating results with those of its competitors. These measures should be used in addition to, and not in lieu of, results prepared in conformity with generally accepted accounting principles in the United States (GAAP).

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CONFERENCE CALL INFORMATION

Quanta Services has scheduled a conference call for 9:00 a.m. Eastern Time on May 7, 2020, which will also be broadcast live over the Internet. Quanta will utilize a slide presentation to accompany its prepared remarks, which will be viewable through the webcast and will also be available on the Investor Relations section of Quanta’s website prior to the start of the call. To participate in the call, dial 1-201-689-8345 or 1-877-407-8291 at least 10 minutes before the conference call begins and ask for the Quanta Services First Quarter Earnings Conference Call or visit the Investor Relations section of the Quanta Services website at http://investors.quantaservices.com to access the Internet broadcast. Please allow at least 15 minutes to register and download and install any necessary audio software. For those who cannot participate live, shortly following the call a digital recording will be available on the company’s website and a telephonic replay will be available through May 14, 2020 by dialing 1-877-660-6853 and referencing the conference ID 13702472. For more information, please contact Kip Rupp, Vice President - Investor Relations at Quanta Services, at 713-341-7260 or investors@quantaservices.com.

ABOUT QUANTA SERVICES

Quanta Services is a leading specialized contracting services company, delivering comprehensive infrastructure solutions for the utility, pipeline, energy and communications industries. Quanta’s comprehensive services include designing, installing, repairing and maintaining energy and communications infrastructure. With operations throughout the United States, Canada, Australia and select other international markets, Quanta has the manpower, resources and expertise to safely complete projects that are local, regional, national or international in scope. For more information, visit www.quantaservices.com.

FOLLOW QUANTA IR ON SOCIAL MEDIA

Investors and others should note that while we announce material financial information and make other public disclosures of information regarding Quanta through SEC filings, press releases and public conference calls, we also utilize social media to communicate this information. It is possible that the information we post on social media could be deemed material. Accordingly, we encourage investors, the media and others interested in our company to follow Quanta, and review the information we post, on the social media channels listed in the Investor Relations section of the Quanta Services website.

Forward-Looking Statements

This press release (and oral statements regarding the subject matter of this press release, including those made on the conference call and webcast announced herein) contains forward-looking statements intended to qualify for the “safe harbor” from liability established by the Private Securities Litigation Reform Act of 1995. Forward-looking statements include, but are not limited to, statements relating to projected revenues, net income, earnings per share, EBITDA, margins, cash flows, liquidity, weighted average shares outstanding, capital expenditures, tax rates and other operating or financial results; expectations regarding Quanta’s business or financial outlook; expectations regarding the COVID-19 pandemic, including the potential impact of the COVID-19 pandemic and of governmental responses to the pandemic on Quanta’s business, operations, supply chain and personnel, financial condition, results of operations, cash flows and liquidity; Quanta’s plans, strategies and opportunities, including the plans, timing, effects and other matters relating to the COVID-19 pandemic and the exit, through potential sale or otherwise, of its Latin American operations; the expected outcome of pending and threatened legal proceedings; beliefs and assumptions about the collectability of receivables; the business plans or financial condition of Quanta’s customers, including with respect to the COVID-19 pandemic; the potential impact of the recent decrease in commodity prices and volatility in production volumes on Quanta’s business, financial condition, results of operations and cash flows and demand for Quanta’s services; trends and economic and regulatory conditions in particular markets or industries; projected or expected realization of remaining performance obligations and backlog; the potential benefits from acquisitions or investments; the expected financial and operational performance of acquired businesses; the future demand for and availability of labor resources in the industries Quanta serves; future capital allocation initiatives, including the amount, timing and strategies with respect to any future stock repurchases or expectations regarding the declaration, amount and timing of any future cash dividends; the ability to deliver increased value or return capital to stockholders; the expected value of contracts or intended contracts with customers; the scope, services, term or results of any projects awarded or expected to be awarded to Quanta; the anticipated commencement and completion dates for any projects awarded; the development of larger electric transmission and pipeline projects; the impact of existing or potential legislation or regulation; potential opportunities that may be indicated by bidding activity or discussions with customers; and possible recovery of pending or contemplated insurance claims, change orders and affirmative claims asserted against customers or third parties; as well as statements reflecting expectations, intentions,

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assumptions or beliefs about future events, and other statements that do not relate strictly to historical or current facts. Although Quanta’s management believes that the expectations reflected in such forward-looking statements are reasonable, it can give no assurance that such expectations will prove to be correct. These statements can be affected by inaccurate assumptions and by known and unknown risks and uncertainties that are difficult to predict or beyond Quanta’s control, including, among others, market conditions; the effects of industry, economic, financial or political conditions outside of the control of Quanta, including weakness in capital markets or the ongoing and potential impact to financial markets and worldwide economic activity resulting from the COVID-19 pandemic and related governmental actions; quarterly variations in operating results, liquidity, financial condition, cash flows, capital requirements, reinvestment opportunities or other financial results, including the ongoing and potential impact to Quanta’s business, operations and supply chain of the COVID-19 pandemic and related governmental actions; the severity, magnitude and duration of the COVID-19 pandemic, including impacts of the pandemic and of business and governmental responses to the pandemic (e.g., shelter-in-place and other mobility restrictions, business closures) on Quanta’s operations, personnel and supply chain and on commercial activity and demand across Quanta’s and Quanta’s customers’ businesses; Quanta’s inability to predict the extent to which the COVID-19 pandemic and related impacts will adversely impact its business, financial performance, results of operations, financial position, the prices of its securities and the achievement of its strategic objectives, including with respect to governmental restrictions on its ability to operate, workforce availability, regulatory and permitting delays, and future demand for energy and the resulting impact on demand for Quanta’s services; trends and growth opportunities in relevant markets, including Quanta’s ability to obtain future project awards; the time and costs required to exit Quanta’s Latin American operations and Quanta’s ability to effect related transactions on acceptable terms, as well as the business and political climate in Latin America; delays, deferrals, reductions in scope or cancellations of anticipated, pending or existing projects as a result of, among other things, the COVID-19 pandemic, weather, regulatory or permitting issues (including the recent court ruling vacating the U.S. Army Corps of Engineers’ Nationwide Permit 12), environmental processes, project performance issues, claimed force majeure events, protests or other political activity, legal challenges or customer capital constraints; the effect of commodity prices and production volumes on Quanta’s operations and growth opportunities and on customer capital programs and demand for Quanta’s services; the successful negotiation, execution, performance and completion of anticipated, pending and existing contracts; risks associated with operational hazards that arise due to the nature of Quanta’s services and the conditions in which Quanta operates, including, among others, wildfires and explosions; unexpected costs or liabilities that may arise from legal proceedings, indemnity obligations, reimbursement obligations associated with letters of credit or bonds, multiemployer pension plans (e.g., withdrawal liability) or other claims or actions asserted against Quanta, including those not covered by, or in excess of, third-party insurance; reimbursement obligations associated with letters of credit or bonds; the outcome of pending or threatened legal proceedings; potential unavailability or cancellation of third-party insurance coverage, as well as the exclusion of coverage for certain losses, potential increases in premiums for coverage deemed beneficial to Quanta, or the unavailability of coverage deemed beneficial to Quanta at reasonable and competitive rates; damage to our brand or reputation as a result of cyber-security or data privacy breaches, environmental and occupational health and safety matters, corporate scandal, failure to successfully perform a high-profile project, involvement in a catastrophic event (e.g., fire, explosion) or other negative incident; Quanta’s dependence on suppliers, subcontractors, equipment manufacturers and other third party contractors, and the impact of the COVID-19 pandemic on these service providers; the ability to attract and the potential shortage of skilled labor; the ability to retain key personnel and qualified employees and the impact of the COVID-19 pandemic on the availability and performance of our workforce and key personnel; Quanta’s dependence on fixed price contracts and the potential to incur losses with respect to these contracts; estimates relating to our financial results, remaining performance obligations and backlog; adverse weather conditions, natural disasters and other emergencies, including wildfires, pandemics (including the ongoing COVID-19 pandemic), hurricanes, tropical storms and floods; Quanta’s ability to generate internal growth; competition in Quanta’s business, including the ability to effectively compete for new projects and market share; the future development of natural resources; the failure of existing or potential legislative actions to result in demand for Quanta’s services; fluctuations of prices of certain materials used in Quanta’s or its customers’ businesses, including as a result of the imposition of tariffs, governmental regulations affecting the sourcing of certain materials and equipment, or changes in U.S. trade relationships with other countries; cancellation provisions within contracts and the risk that contracts expire and are not renewed or are replaced on less favorable terms; loss of customers with whom Quanta has long-standing or significant relationships; the potential that participation in joint ventures or similar structures exposes Quanta to liability and/or harm to its reputation for acts or omissions by partners; Quanta’s inability or failure to comply with the terms of its contracts, which may result in additional costs, unexcused delays, warranty claims, failure to meet performance guarantees, damages or contract terminations; the inability or refusal of customers or third party contractors to pay for services, including as a result of the COVID-19 pandemic or the recent decrease in commodity prices; budgetary or other constraints that may reduce or eliminate tax incentives or government funding for projects, which may result in project delays or cancellations; estimates and assumptions in determining financial results, remaining performance obligations and backlog; Quanta’s ability to successfully complete remaining performance obligations or realize backlog; risks associated with operating in international markets, including instability of foreign governments, currency exchange fluctuations, and compliance with unfamiliar foreign legal systems and business practices, applicable anti-bribery and anti-corruption laws, complex tax regulations and international treaties; the ability to successfully identify, complete, integrate and realize synergies from acquisitions, including retention of key personnel; the potential adverse impact resulting from uncertainty surrounding investments and acquisitions, including the potential increase in risks already existing in Quanta’s operations and poor performance or decline in value of Quanta’s investments; the adverse impact of impairments of goodwill, receivables, property and equipment and other intangible assets or investments; growth outpacing Quanta’s decentralized management and infrastructure; inability to enforce Quanta’s intellectual property rights or the obsolescence of such rights; the impact of a unionized workforce on operations, including labor stoppages or interruptions due to strikes or lockouts; the ability to access sufficient funding to finance desired growth and operations, including our ability to access capital markets on favorable terms, as well as fluctuations in the price and volume of Quanta’s common stock, debt covenant compliance, interest rate fluctuations and other factors affecting financing and investing activities; the ability to obtain performance bonds and other project security; the ability to meet certain regulatory requirements applicable to Quanta and its subsidiaries; rapid technological and other structural changes that could reduce the demand for Quanta’s services; risks related to the implementation of new information technology systems; new or changed tax laws, treaties or regulations; increased costs associated with regulatory changes, including labor costs or healthcare costs; significant fluctuations in foreign currency exchange rates; and other risks and uncertainties detailed in Quanta’s Annual Report on Form 10-K for the year ended December 31, 2019, Quanta’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2020 when filed and any other documents that Quanta files with the Securities and Exchange Commission (SEC). For a discussion of these risks, uncertainties and assumptions, investors are urged to refer to Quanta’s documents filed with the SEC that are available through Quanta’s website at www.quantaservices.com or through the SEC’s Electronic Data Gathering and Analysis Retrieval System (EDGAR) at www.sec.gov. Should one or more of these risks materialize, or should underlying assumptions prove incorrect, actual results may vary materially from those expressed or implied in any forward-looking statements. Investors are cautioned not to place undue reliance on these forward-looking statements, which are current only as of this date. Quanta does not undertake and expressly disclaims any obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. Quanta further expressly disclaims any written or oral statements made by any third party regarding the subject matter of this press release.

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Quanta Services, Inc. and Subsidiaries Condensed Consolidated Statements of Operations For the Three Months Ended March 31, 2020 and 2019 (In thousands, except per share information) (Unaudited)

	Three Months Ended March 31,
	2020	2019
Revenues	$2,764,095	$2,807,259
Cost of services (including depreciation)	2,431,899	2,443,278

Gross profit	332,196	363,981
Selling, general and administrative expenses	230,793	231,908
Amortization of intangible assets	17,908	12,670
Change in fair value of contingent consideration liabilities	2,758	(84)

Operating income	80,737	119,487
Interest expense	(14,006)	(13,876)
Interest income	759	309
Other income (expense), net	(9,827)	58,959

Income before income taxes	57,663	164,879
Provision for income taxes	16,160	43,844

Net income	41,503	121,035
Less: Net income attributable to non-controlling interests	2,817	547

Net income attributable to common stock	$38,686	$120,488

Earnings per share attributable to common stock:
Basic	$0.27	$0.83

Diluted	$0.26	$0.82

Shares used in computing earnings per share:
Weighted average basic shares outstanding	144,454	145,110

Weighted average diluted shares outstanding	146,787	146,458

Cash dividends declared per common share	$0.05	$0.04

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Quanta Services, Inc. and Subsidiaries Condensed Consolidated Balance Sheets (In thousands) (Unaudited)

	March 31, 2020	December 31, 2019
ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$377,205	$164,798
Accounts receivable, net	2,593,285	2,747,911
Contract assets	569,180	601,268
Inventories	50,365	55,719
Prepaid expenses and other current assets	168,565	261,290

Total current assets	3,758,600	3,830,986
PROPERTY AND EQUIPMENT, net	1,388,436	1,386,654
OPERATING LEASE RIGHT-OF-USE ASSETS	287,157	284,369
OTHER ASSETS, net	392,648	393,264
OTHER INTANGIBLE ASSETS, net	395,638	413,734
GOODWILL	2,006,465	2,022,675

Total assets	$8,228,944	$8,331,682

LIABILITIES AND EQUITY
CURRENT LIABILITIES:
Current maturities of long-term debt and short-term debt	$73,426	$74,869
Current portion of operating lease liabilities	91,389	92,475
Accounts payable and accrued expenses	1,360,007	1,489,559
Contract liabilities	591,087	606,146

Total current liabilities	2,115,909	2,263,049
LONG-TERM DEBT, net of current maturities	1,589,318	1,292,195
OPERATING LEASE LIABILITIES, net of current portion	200,817	196,521
DEFERRED INCOME TAXES	217,778	214,779
INSURANCE AND OTHER NON-CURRENT LIABILITIES	309,944	311,307

Total liabilities	4,433,766	4,277,851

TOTAL STOCKHOLDERS’ EQUITY	3,790,492	4,050,292
NON-CONTROLLING INTERESTS	4,686	3,539

TOTAL EQUITY	3,795,178	4,053,831

Total liabilities and equity	$8,228,944	$8,331,682

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Quanta Services, Inc. and Subsidiaries Supplemental Segment Data For the Three Months Ended March 31, 2020 and 2019 (In thousands, except percentages) (Unaudited)

Segment Results

Quanta reports its results under two reportable segments: (1) Electric Power Infrastructure Services and (2) Pipeline and Industrial Infrastructure Services, as set forth below.

	Three Months Ended March 31,
	2020		2019
Revenues:
Electric Power Infrastructure Services excluding Latin America	$1,762,346	63.8%	$1,636,188	58.3%
Latin America (a)	4,681	0.2%	27,835	1.0%

Electric Power Infrastructure Services	1,767,027	63.9%	1,664,023	59.3%
Pipeline and Industrial Infrastructure Services	997,068	36.1%	1,143,236	40.7%

Consolidated revenues	$2,764,095	100.0%	$2,807,259	100.0%

Operating income (loss):
Electric Power Infrastructure Services excluding Latin America	$145,073	8.2%	$162,229	9.9%
Latin America (a)	(16,315)	(348.5)%	(612)	(2.2)%

Electric Power Infrastructure Services	128,758	7.3%	161,617	9.7%
Pipeline and Industrial Infrastructure Services	31,277	3.1%	40,699	3.6%
Corporate and Non-Allocated Costs (b)	(79,298)	N/A	(82,829)	N/A

Consolidated operating income	$80,737	2.9%	$119,487	4.3%

(a)	Latin America revenues and operating loss have been presented separately as a result of Quanta’s conclusion to pursue an orderly exit of its operations in Latin America.
(b)	Included in corporate and non-allocated costs for the three months ended March 31, 2020 and 2019 are $1.9 million and $2.5 million of acquisition and integration costs.

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Quanta Services, Inc. and Subsidiaries Supplemental Data (In millions) (Unaudited)

Remaining Performance Obligations and Backlog (a non-GAAP measure)

Quanta’s remaining performance obligations represent management’s estimate of consolidated revenues that are expected to be realized from the remaining portion of firm orders for fixed price contracts not yet completed or for which work has not yet begun. For purposes of calculating remaining performance obligations, Quanta includes all estimated revenues attributable to consolidated joint ventures and variable interest entities, revenues from funded and unfunded portions of government contracts to the extent they are reasonably expected to occur and revenues from change orders to the extent management believes additional contract revenues will be earned and are deemed probable of collection.

While backlog is not a defined term under GAAP, it is a common measurement used in Quanta’s industry. Quanta believes this non-GAAP measure enables it to more effectively forecast its future results and better identify future operating trends that may not otherwise be apparent. Quanta’s remaining performance obligations, as described above, are a component of Quanta’s backlog calculation, which also includes estimated orders under master service agreements (MSAs), including estimated renewals, and non-fixed price contracts expected to be completed within one year. Quanta’s methodology for determining backlog may not be comparable to the methodologies used by other companies.

The following table reconciles Quanta’s total remaining performance obligations to its backlog (a non-GAAP measure) by reportable segment along with estimates of amounts expected to be realized within 12 months:

	March 31, 2020		December 31, 2019		March 31, 2019
	12 Month	Total	12 Month	Total	12 Month	Total
Electric Power Infrastructure Services
Remaining performance obligations	$2,696.8	$3,987.1	$2,483.1	$3,957.7	$2,109.8	$2,876.5
Estimated orders under MSAs and short-term, non-fixed price contracts	2,555.8	5,666.7	2,873.5	5,864.5	2,384.7	5,485.9

Backlog	5,252.6	9,653.8	5,356.6	9,822.2	4,494.5	8,362.4

Pipeline and Industrial Infrastructure Services
Remaining performance obligations	719.5	1,385.1	670.7	1,344.7	1,200.7	1,831.8
Estimated orders under MSAs and short-term, non-fixed price contracts	1,622.4	3,693.5	1,919.8	3,838.0	1,213.8	2,417.0

Backlog	2,341.9	5,078.6	2,590.5	5,182.7	2,414.5	4,248.8

Total
Remaining performance obligations	3,416.3	5,372.2	3,153.8	5,302.4	3,310.5	4,708.3
Estimated orders under MSAs and short-term, non-fixed price contracts	4,178.2	9,360.2	4,793.3	9,702.5	3,598.5	7,902.9

Backlog	$7,594.5	$14,732.4	$7,947.1	$15,004.9	$6,909.0	$12,611.2

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Quanta Services, Inc. and Subsidiaries

Reconciliation of Non-GAAP Financial Measures

Adjusted Diluted Earnings Per Share

Attributable to Common Stock

For the Three Months Ended

March 31, 2020 and 2019

(In thousands, except per share information)

(Unaudited)

The following table presents the non-GAAP measure of adjusted diluted earnings per share attributable to common stock for the three months ended March 31, 2020 and 2019, which, when used in connection with diluted earnings per share attributable to common stock, is intended to provide useful information to investors and analysts as they evaluate Quanta’s performance. Management believes that the exclusion of certain items from net income attributable to common stock enables it to more effectively evaluate Quanta’s operations period over period and better identify operating trends that may not otherwise be apparent. As to certain of the items below, (i) non-cash stock-based compensation expense may vary due to acquisition activity, changes in the estimated fair value of performance-based awards, forfeiture rates, accelerated vesting and amounts granted; (ii) amortization of intangible assets is impacted by Quanta’s acquisition activity, and therefore can vary from period to period; (iii) acquisition and integration costs vary period to period depending on the level of Quanta’s acquisition activity, (iv) change in fair value of contingent consideration liabilities varies from period to period depending on the performance in post-acquisition periods of certain acquired businesses; (v) losses on passive equity investments vary from period to period depending on various market factors outside Quanta’s influence or control; and (vi) tax settlements and adjustments to related indemnification assets vary from period to period depending on the status and resolution of pending matters. Because adjusted diluted earnings per share attributable to common stock, as defined, excludes some, but not all, items that affect net income attributable to common stock, adjusted diluted earnings per share attributable to common stock as presented in this press release may not be comparable to similarly titled measures of other companies. The most comparable GAAP financial measure, net income attributable to common stock, and information reconciling the GAAP and non-GAAP financial measures, are included below.

See the table below.

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Quanta Services, Inc. and Subsidiaries

Reconciliation of Non-GAAP Financial Measures

Adjusted Diluted Earnings Per Share

Attributable to Common Stock

For the Three Months Ended

March 31, 2020 and 2019

(In thousands, except per share information)

(Unaudited)

	Three Months Ended March 31,
	2020	2019
Reconciliation of adjusted net income attributable to common stock:
Net income attributable to common stock (GAAP as reported)	$38,686	$120,488
Adjustments:
Acquisition and integration costs	1,883	2,524
Change in fair value of contingent consideration liabilities	2,758	(84)
Loss on passive equity investment (a)	3,143	—
Income tax impact of adjustments (b)	(1,901)	(370)
Impact of favorable tax settlement, net of reduction of related indemnification asset (c)	—	(911)

Adjusted net income attributable to common stock before certain non-cash adjustments	44,569	121,647
Non-cash stock-based compensation	14,912	13,012
Amortization of intangible assets	17,908	12,670
Income tax impact of non-cash adjustments (b)	(8,563)	(6,710)

Adjusted net income attributable to common stock	$68,826	$140,619

Weighted average shares:
Weighted average shares outstanding for diluted and adjusted diluted earnings per share	146,787	146,458

Earnings per share attributable to common stock:
Diluted earnings per share attributable to common stock (d)	$0.26	$0.82

Adjusted diluted earnings per share attributable to common stock (d)	$0.47	$0.96

See notes below.

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Quanta Services, Inc. and Subsidiaries

Reconciliation of Non-GAAP Financial Measures

Adjusted Diluted Earnings Per Share

Attributable to Common Stock

For the Three Months Ended

March 31, 2020 and 2019

(In thousands, except per share information)

(Unaudited)

a)

The amount for the three months ended March 31, 2020 represents a loss on a passive equity investment in an investment fund, the portfolio of which primarily consists of upstream oil and gas investments. The purpose of Quanta’s investment in the fund was to provide backlog opportunities. As of March 31, 2020, Quanta’s basis in the investment was $10.2 million. This loss is included as “Other income (expense), net” in the accompanying condensed consolidated statement of operations.

(b)	The income tax impact of adjustments that are subject to tax is determined using the incremental statutory tax rates of the jurisdictions to which each adjustment relates for the respective periods.
(c)

The amount for the three months ended March 31, 2019 represents a $4.1 million tax benefit related to the favorable settlement of certain non-U.S. income tax obligations associated with an acquired business, partially offset by a $4.0 million ($3.2 million after-tax) reduction of a related indemnification asset. The tax benefit is included in “Income tax provision” in the accompanying condensed consolidated statement of operations, and the expense associated with the reduction in the indemnification asset is included as “Other income (expense), net” in the accompanying condensed consolidated statement of operations.

(d)

Both diluted and adjusted diluted earnings per share attributable to common stock for the three months ended March 31, 2019 include $60.3 million ($43.9 million after-tax), or $0.30 per diluted share, of earnings related to the recognition of previously deferred earnings on an investment in an electric transmission project in Canada.

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Quanta Services, Inc. and Subsidiaries Reconciliation of Non-GAAP Financial Measures EBITDA and Adjusted EBITDA For the Three Months Ended March 31, 2020 and 2019 (In thousands) (Unaudited)

The following table presents the non-GAAP financial measures of EBITDA and adjusted EBITDA for the three months ended March 31, 2020 and 2019, which, when used in connection with net income attributable to common stock, are intended to provide useful information to investors and analysts as they evaluate Quanta’s performance. EBITDA is defined as earnings before interest, taxes, depreciation, amortization and equity in (earnings) losses of unconsolidated affiliates, and adjusted EBITDA is defined as EBITDA adjusted for certain other items as described below. These measures should not be considered as an alternative to net income attributable to common stock or other measures of performance that are derived in accordance with GAAP. Management believes that the exclusion of these items from net income attributable to common stock enables it to more effectively evaluate Quanta’s operations period over period and to identify operating trends that might not be apparent when including the excluded items. As to certain of the items below, (i) equity in (earnings) losses of unconsolidated affiliates can vary from period to period depending on the activity and financial performance of unconsolidated affiliates, including deferral and subsequent recognition upon completion of construction of earnings on contracts performed for entities in which Quanta has an equity interest; (ii) non-cash stock-based compensation expense may vary due to acquisition activity, changes in the estimated fair value of performance-based awards, forfeiture rates, accelerated vesting and amounts granted; (iii) acquisition and integration costs vary period to period depending on the level of Quanta’s acquisition activity; (iv) change in fair value of contingent consideration liabilities varies from period to period depending on the performance in post-acquisition periods of certain acquired businesses; and (v) tax settlements and adjustments to related indemnification assets vary from period to period depending on the status and resolution of pending matters. Because EBITDA and adjusted EBITDA, as defined, exclude some, but not all, items that affect net income attributable to common stock, such measures may not be comparable to similarly titled measures of other companies. The most comparable GAAP financial measure, net income attributable to common stock, and information reconciling the GAAP and non-GAAP financial measures, are included below.

	Three Months Ended March 31,
	2020	2019
Net income attributable to common stock (GAAP as reported)	$38,686	$120,488
Interest expense	14,006	13,876
Interest income	(759)	(309)
Provision for income taxes	16,160	43,844
Amortization of intangible assets	17,908	12,670
Equity in (earnings) losses of unconsolidated affiliates	2,683	(60,390)
Depreciation expense	54,410	52,216

EBITDA	143,094	182,395
Non-cash stock-based compensation	14,912	13,012
Acquisition and integration costs	1,883	2,524
Change in fair value of contingent consideration liabilities	2,758	(84)
Reduction of indemnification asset (a)	—	3,991

Adjusted EBITDA	$162,647	$201,838

(a)

The amount for the three months ended March 31, 2019 reflects an expense associated with the reduction of an indemnification asset related to the favorable settlement of certain non-U.S. income tax obligations associated with an acquired business.

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Quanta Services, Inc. and Subsidiaries

Reconciliation of Non-GAAP Financial Measures

Free (Negative Free) Cash Flow

and Other Non-GAAP Definitions

For the Three Months Ended

March 31, 2020 and 2019

(In thousands)

(Unaudited)

Reconciliation of Free (Negative Free) Cash Flow:

The non-GAAP measure of free (negative free) cash flow, when used in connection with net cash provided by (used in) operating activities, is intended to provide useful information to investors and analysts as they evaluate Quanta’s ability to generate the cash required to maintain and potentially expand its business. Free (negative free) cash flow is defined as net cash provided by (used in) operating activities less net capital expenditures. Net capital expenditures is defined as capital expenditures less proceeds from the sale of property and equipment and from insurance settlements related to property and equipment.

Management believes that free (negative free) cash flow provides useful information to Quanta’s investors because free (negative free) cash flow is viewed by management as an important indicator of how much cash is provided or used by routine business operations, including the impact of net capital expenditures. Management uses this measure for capital allocation purposes as it is viewed as a measure of cash available to fund debt payments, including required quarterly payments under our outstanding term loans, acquire businesses, repurchase common stock, declare and pay dividends and transact other investing and financing activities. The most comparable GAAP financial measure, net cash provided by (used in) operating activities, and information reconciling the GAAP and non-GAAP financial measures, are included below.

	Three Months Ended March 31,
	2020	2019
Net cash provided by (used in) operating activities	$227,549	$(82,750)
Less: Net capital expenditures:
Capital expenditures	(68,109)	(68,626)
Proceeds from sale of property and equipment	4,988	10,851

Net capital expenditures	(63,121)	(57,775)

Free (Negative Free) Cash Flow	$164,428	$(140,525)

Other Non-GAAP Definitions:

Days Sales Outstanding:

Days Sales Outstanding is calculated by using the sum of current accounts receivable, net of allowance (which includes retainage and unbilled balances), plus contract assets, less contract liabilities, and divided by average revenues per day during the quarter.

Total Liquidity:

Total liquidity includes Quanta’s cash and cash equivalents and availability under Quanta’s senior secured credit facility.

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Quanta Services, Inc. and Subsidiaries

Reconciliation of Non-GAAP Financial Measures

Estimated Adjusted Diluted Earnings Per Share

Attributable to Common Stock

For the Full Year 2020

(In thousands, except per share information)

(Unaudited)

The following presents the non-GAAP measure of adjusted diluted earnings per share attributable to common stock, which, when used in connection with diluted earnings per share attributable to common stock, is intended to provide useful information to investors and analysts as they evaluate Quanta’s performance. Management believes that the exclusion of certain items from net income attributable to common stock enables it to more effectively evaluate Quanta’s operations period over period and better identify operating trends that may not otherwise be apparent. As to certain of the items below, (i) non-cash stock-based compensation expense may vary due to acquisition activity, changes in the estimated fair value of performance-based awards, forfeiture rates, accelerated vesting and amounts granted; (ii) amortization of intangible assets is impacted by Quanta’s acquisition activity, and therefore can vary from period to period; (iii) acquisition and integration costs vary period to period depending on the level of Quanta’s acquisition activity; (iv) change in fair value of contingent consideration liabilities varies from period to period depending on the performance in post-acquisition periods of certain acquired businesses; and (v) losses on passive equity investments vary from period to period depending on various market factors outside Quanta’s influence or control. Because adjusted diluted earnings per share attributable to common stock, as defined, excludes some, but not all, items that affect net income attributable to common stock, adjusted diluted earnings per share attributable to common stock as presented in this press release may not be comparable to similarly titled measures of other companies. The most comparable GAAP financial measure, net income attributable to common stock, and information reconciling the GAAP and non-GAAP financial measures, are included below.

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Quanta Services, Inc. and Subsidiaries

Reconciliation of Non-GAAP Financial Measures

Estimated Adjusted Diluted Earnings Per Share

Attributable to Common Stock

For the Full Year 2020

(In thousands, except per share information)

(Unaudited)

	Estimated Range
	Full Year Ending December 31, 2020
Reconciliation of estimated adjusted net income attributable to common stock:
Net income attributable to common stock (as defined by GAAP)	$325,300	$370,400
Non-cash stock-based compensation	72,000	72,000
Amortization of intangible assets	71,000	71,000
Acquisition and integration costs	1,900	1,900
Change in fair value of contingent consideration liabilities	5,600	5,600
Loss on passive equity investment (a)	3,100	3,100
Income tax impact of adjustments (b)	(39,500)	(39,500)

Adjusted net income attributable to common stock	$439,400	$484,500

Weighted average shares:
Weighted average shares outstanding for diluted and adjusted diluted earnings per share attributable to common stock	144,400	144,400

Diluted earnings per share attributable to common stock and estimated adjusted diluted earnings per share attributable to common stock:
Diluted earnings per share attributable to common stock	$2.25	$2.57

Adjusted diluted earnings per share attributable to common stock	$3.04	$3.36

(a)

The amount represents a loss on a passive equity investment in an investment fund, the portfolio of which primarily consists of upstream oil and gas investments. The purpose of Quanta’s investment in the fund was to provide backlog opportunities. As of March 31, 2020, Quanta’s basis in the investment was $10.2 million. This loss is included as “Other income (expense), net” in the accompanying condensed consolidated statement of operations.

(b)	The income tax impact of adjustments that are subject to tax is determined using the incremental statutory tax rates of the jurisdictions to which each adjustment relates for the respective periods.

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Quanta Services, Inc. and Subsidiaries Reconciliation of Non-GAAP Financial Measures Estimated EBITDA and Adjusted EBITDA For the Full Year 2020 (In thousands) (Unaudited)

The following table presents the non-GAAP financial measures of estimated EBITDA and adjusted EBITDA, which, when used in connection with estimated net income attributable to common stock, is intended to provide useful information to investors and analysts as they evaluate Quanta’s performance. EBITDA is defined as earnings before interest, taxes, depreciation, amortization and equity in (earnings) losses of unconsolidated affiliates, and adjusted EBITDA is defined as EBITDA adjusted for certain other items as described below. These measures should not be considered as an alternative to net income attributable to common stock or other measures of performance that are derived in accordance with GAAP. Management believes that the exclusion of these items from net income attributable to common stock enables it to more effectively evaluate Quanta’s operations period over period and to identify operating trends that might not be apparent when including the excluded items. As to certain of the items below, (i) equity in (earnings) losses of unconsolidated affiliates can vary from period to period depending on the activity and financial performance of unconsolidated affiliates, including deferral and subsequent recognition upon completion of construction of earnings on contracts performed for an entity in which Quanta has an equity interest; (ii) non-cash stock-based compensation expense may vary due to acquisition activity, changes in the estimated fair value of performance-based awards, forfeiture rates, accelerated vesting and amounts granted; (iii) acquisition and integration costs vary period to period depending on the level of Quanta’s acquisition activity; and (iv) change in fair value of contingent consideration liabilities varies from period to period depending on the performance in post-acquisition periods of certain acquired businesses Because EBITDA and adjusted EBITDA, as defined, exclude some, but not all, items that affect net income attributable to common stock, such measures may not be comparable to similarly titled measures of other companies. The most comparable GAAP financial measure, net income attributable to common stock, and information reconciling the GAAP and non-GAAP financial measures, are included below.

	Estimated Range
	Full Year Ending December 31, 2020
Net income attributable to common stock (as defined by GAAP)	$325,300	$370,400
Interest expense, net	38,000	35,000
Provision for income taxes	138,200	161,500
Amortization of intangible assets	71,000	71,000
Equity in (earnings) losses of unconsolidated affiliates	3,000	3,000
Depreciation expense	204,500	204,500

EBITDA	780,000	845,400
Non-cash stock-based compensation	72,000	72,000
Acquisition and integration costs	1,900	1,900
Change in fair value of contingent consideration liabilities	5,600	5,600

Adjusted EBITDA	$859,500	$924,900

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Quanta Services, Inc. and Subsidiaries Reconciliation of Non-GAAP Financial Measures Estimated Free Cash Flow For the Full Year 2020 (In thousands) (Unaudited)

The non-GAAP measure of estimated free (negative free) cash flow, when used in connection with estimated net cash provided by (used in) operating activities, is intended to provide useful information to investors and analysts as they evaluate Quanta’s ability to generate the cash required to maintain and potentially expand its business. Free (negative free) cash flow is defined as net cash provided by (used in) operating activities less net capital expenditures. Net capital expenditures is defined as capital expenditures less proceeds from the sale of property and equipment and from insurance settlements related to property and equipment.

Management believes that free (negative free) cash flow provides useful information to Quanta’s investors because free (negative free) cash flow is viewed by management as an important indicator of how much cash is provided or used by routine business operations, including the impact of net capital expenditures. Management uses this measure for capital allocation purposes as it is viewed as a measure of cash available to fund debt payments, including required quarterly payments under our outstanding term loans, acquire businesses, repurchase common stock, declare and pay dividends and transact other investing and financing activities. The most comparable GAAP financial measure, net cash provided by (used in) operating activities, and information reconciling the GAAP and non-GAAP financial measures, are included below.

	Estimated Range
	Full Year Ending December 31, 2020
Net cash provided by operating activities	$650,000	$850,000
Less: Net capital expenditures	(250,000)	(250,000)

Free Cash Flow	$400,000	$600,000

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